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      EX-23.1

             CONSENT OF DONALD HARRISON, CPA

Donald Harrison, CPA
Ludlow & Harrison
3545 Camino Del Rio South, Suite D
San Diego, CA 92108                                     August 16, 2001

         TO WHOM IT MAY CONCERN:

         I do hereby consent to the incorporation by reference in this prospectus of my Auditor's Report and Financial Statements for Freestar Technologies as of December 31, 2000 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the year then ended.

         PROFESSIONALLY,

         /S/ Donald Harrison
         ----------------------
         Donald Harrison